ALKALINE WATER CO. REPORTS THIRD FISCAL QUARTER 2015 RESULTS

Sales up 400% for Three Months and 636% for Nine Months; Operating Expenses Drop by 59%; Store
Count increased 2000%; Company Provides Guidance for Fiscal Year 2016

SCOTTSDALE, AZ – (MARKETWIRED – February 19, 2015) – The Alkaline Water Company Inc. (OTCQB: WTER) (the “Company”), developers of an innovative state of the art proprietary electrolysis beverage process packaged and sold in 700ml, 1/2, 1, 3 liter and 1 gallon sizes under the trade name has announced unaudited financial results for the three and nine months ending December 31, 2014 (third fiscal quarter 2015).

Third Quarter Highlights

Third fiscal quarter 2015 financial results, as compared to third fiscal quarter 2014, were as follows:

  Revenues were $857,835, as compared to $171,137, an approximate 400% increase.
  Operating expenses were $1,032,888, as compared to $2,506,201 for the comparable period in 2014. The total for the 2015 fiscal period included approximately $24,000 in non-cash stock compensation, as compared to approximately $1,900,000 for the comparable period.
  Excluding non-cash stock compensation, operating expenses decreased 68% as a percentage of sales.
  Net loss for the quarter totaled $(766,310), as compared to a net loss of $(2,397,827) for the comparable period.
  Store count increased 2000% from approximately 500 stores to approximately 10,000 stores, featuring 30 of the top grocery retailers in the nation.
  Cost of goods sold (comprised of production costs, shipping and handling costs) for the three months ended December 31, 2014 was $588,568, as compared to $102,609 in cost of goods sold for the comparable period, with a gross profit of 31.4% and 39.9%, respectively. The decrease in gross profit compared to the same period last year was due to additional slotting fees with the addition of new retailers.
  Retailers and distributors who reported Q3 2014 sales figures report 255% increase for Q3 2015. .

Management Comment
"This quarter was excellent, and the demand for our product has held up exceptionally well during the traditionally slow winter months” commented Steven Nickolas, President and CEO of the Company. “Our product continues to have excellent sell through and re-orders are strong. Purchase orders for the first 50 days of this quarter (fourth fiscal quarter 2015) have already exceeded the reported third quarter sales. We expect the current quarter to be a record sales quarter for the company.”

Mr. Nickolas continued, “With the addition of a number of new and significant distribution agreements now in place we anticipate consistent and significant growth in revenue for our shareholders. We will be bringing on line additional production facilities in the next few months and will be seeking additional capital to meet our growing demand. In the interim, we continue to deploy our current working capital in a diligent manner. Consistent with our previous guidance, we believe we will see significant quarter-to-quarter growth that will continue through fiscal year 2016.”

Based on these factors, the Company has issued the following guidance:

  Sales for the Fiscal Year Beginning April 1 2015 ending March 31, 2016 are expected to at least double the current fiscal year.
  Gross margins are expected to increase slightly due to better pricing based on volume discounts.

  We expect growth in all regions of the country and exponential growth east of the Mississippi.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer with the Securities and Exchange Commission ("SEC") available at www.sec.gov. For more information, visit our website at www.thealkalinewaterco.com.

The Alkaline Water Company Inc. (OTCQB: WTER)
The Alkaline Water Company Inc. has developed an innovative, state of the art, proprietary electrolysis process that produces healthy alkaline water for a balanced lifestyle. The company is focused on the business of distributing and marketing the retail sale of its cost-effectively packaged Alkaline88 water beverage products. Visit us at:www.thealkalinewaterco.com.

About Alkaline Water Products
Alkaline88's premier alkaline water is an 8.8 pH balanced bottled alkaline drinking water enhanced with trace minerals and electrolytes. The product offers consumers the unique opportunity to purchase alkaline water in conveniently packaged three liter and one gallon sizes (plus 700ml in select markets). The Alkaline Water Company Inc. is currently in the midst of a national mass markets expansion program and is already available for consumer sales at a growing number of major retail locations across many parts of the United States. Learn more about the science behind alkaline water by visiting www.thealkalinewaterco.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements." Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the Company’s expectation that the current quarter to be a record sales quarter for the Company; the Company’s anticipation of consistent and significant growth in revenue for its shareholders; the statement that the Company will be bringing on line additional production facilities in the next few months and will be seeking additional capital to meet its growing demand; the Company’s belief that the Company will see significant quarter-to-quarter growth that will continue through fiscal year 2016; the Company’s guidance that sales for the fiscal year beginning April 1, 2015 ending March 31, 2016 are expected to at least double the current fiscal year; gross margins are expected to increase slightly due to better pricing based on volume discounts; and the Company expects growth in all regions of the country and exponential growth east of the Mississippi. The material assumptions supporting these forward-looking statements include, among other things, that the demand for the Company’s products will continue to be strong; purchase orders will continue at the level of the first 50 days of this quarter or higher; additional production facilities will be on online in the next few months; and we will be able to obtain additional capital to meet the Company’s growing demand. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, changes in the non-alcoholic beverage business environment and retail landscape, the performance of third-parties and our relationship with them, the loss of one or more of our major customers or a decline in demand from one or more of these customers, increase in the cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials, changes in laws and regulations relating to beverage containers and packaging, competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by applicable law, including the securities laws of the United States. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:
WTER Investor Relations
Phone: (480) 656-2423
Email: investors@thealkalinewaterco.com
Website: www.thealkalinewaterco.com